UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2005

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On October 25, 2005, Lattice Semiconductor Corporation (the “Company”) committed to undertake a corporate restructuring to consolidate operations, streamline engineering functions and lower operating expenses. The restructuring encompasses three major components – an R&D site streamlining, a voluntary separation program for certain employees and an organizational consolidation within the Company’s largest design center. These actions will not impact the Company’s product direction or product roll-out strategy, which remains unchanged. The Company expects to complete the restructuring in the fourth quarter of 2005.

As a result of these actions, the Company expects that total headcount will be reduced by approximately 12 to 14 percent. The Company currently estimates that the restructuring will result in a reduction in operating expense, effective the first quarter of 2006, of an estimated $3.5-$4.5 million per quarter.

A restructuring charge, estimated to be in the $8-$10 million range, is expected to be recorded in the fourth quarter of 2005. This charge primarily relates to separation packages and costs to vacate space under long-term lease arrangements. The following table displays the current estimate for each major type of cost associated with the restructuring (in thousands):

Severance and related costs	$5,000 - 6,000
Lease loss reserve	2,500 - 3,000
Other	500 - 1,000

Approximately $450,000 – $650,000 of the total estimated charge is non-cash in nature and will not result in future cash expenditures.

The foregoing disclosure contains forward-looking statements within the meaning of the federal securities laws, including statements about the expected impact of the restructuring on our business and financial results, the timing of the completion of the restructuring and the related charges, the estimated headcount reduction and the estimated major types of costs related to the restructuring.  Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the ability of the Company to successfully complete its restructuring without disruption of its business, any delays in the timing of the restructuring and related charges, the possibility that the Company incorrectly estimated the restructuring charges and the headcount reduction and the possibility that the Company is unable to realize the anticipated benefits from the restructuring or that the timing of those benefits is delayed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: October 31, 2005	By:	/s/ Jan Johannessen
Jan Johannessen Corporate Vice President and Chief Financial Officer